SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Renal Care Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENAL CARE GROUP, INC.

2525 West End Avenue, Suite 600
Nashville, Tennessee 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 9, 2004

To the shareholders of Renal Care Group, Inc.:

      We will hold the 2004 annual meeting of the shareholders of Renal Care Group, Inc. at the Nashville Marriott at Vanderbilt University, 2555 West End Avenue, Nashville, Tennessee. The annual meeting will be on Wednesday, June 9, 2004 beginning at 9:00 a.m. (Central Daylight Time) for the following purposes:

(1) To elect three Class II directors to serve for a term of three (3) years;

(2) To consider and vote on a proposal to approve the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan, which we refer to in the accompanying proxy statement as the 2004 Incentive Plan;

(3) To consider and vote upon a proposal to amend the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors, which we refer to in the accompanying proxy statement as the Directors Plan, to allow the grant of options to directors who are medical directors and the Chairman or Vice Chairman of the board of directors, if such director is not also an employee of the company;

(4) To amend our Certificate of Incorporation to increase the number of authorized shares of $0.01 par value common stock from 90,000,000 shares to 150,000,000 shares; and

(5) To transact such other business as may properly come before the annual meeting or any adjournment or postponement.

      Shareholders of record at the close of business on April 12, 2004 will be entitled to vote at the annual meeting or any adjournment or postponement.

      Please review the proxy statement accompanying this notice for more complete information regarding the matters to be acted upon at the annual meeting.

By Order of the Board of Directors

DOUGLAS B. CHAPPELL,
Secretary

May 6, 2004

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY REVOKE YOUR PROXY PRIOR TO THE VOTING BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

RENAL CARE GROUP, INC.

2525 West End Avenue
Suite 600
Nashville, Tennessee 37203

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2004

      We are furnishing this proxy statement to solicit proxies on behalf of the board of directors for the 2004 annual meeting of shareholders of Renal Care Group, Inc. These proxies will be voted at the 2004 annual meeting of shareholders and at any adjournments or postponements. We will hold the 2004 annual meeting at 9:00 a.m. (Central Daylight Time) on Wednesday, June 9, 2004, at the Nashville Marriott at Vanderbilt University, 2555 West End Avenue, Nashville, Tennessee.

      Shareholders of record as of the close of business on April 12, 2004 will be entitled to vote at the 2004 annual meeting and any adjournments. Each share of common stock is entitled to one vote on all matters presented at the meeting. Shareholders do not have the right to cumulate their votes for directors. As of April 12, 2004, there were 44,471,840 shares of common stock outstanding. Renal Care Group is first distributing the notice of the 2004 annual meeting, this proxy statement and the proxy form to shareholders on or about May 6, 2004.

      On April 27, 2004, we announced a three-for-two split in the form of a 50% dividend to shareholders of record on May 7, 2004. This dividend will be distributed on or about May 24, 2004. References in this proxy statement to numbers of shares do not give effect to this stock split.

      We will have a quorum at the annual meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting are represented in person or by proxy. If a quorum is not present at the annual meeting, or if for any reason we believe that additional time should be allowed for the solicitation of proxies, then we may adjourn or postpone the meeting with or without a vote of the shareholders. If we propose adjournment, the people named in the enclosed proxy will vote all shares for which they have proxies in favor of adjournment.

      The people named in the enclosed proxy will vote all shares of common stock represented by properly executed proxies in accordance with the instructions indicated on the proxy card, unless the proxy is revoked prior to or at the 2004 annual meeting. If a shareholder gives no instructions, the people named in the enclosed proxy will vote a properly executed proxy in favor of the matters listed in the proxy card. Directors must be elected by a plurality of votes cast. The proposed amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock must be approved by the holders of a majority of our outstanding shares of common stock. The proposed adoption of the 2004 Incentive Plan, the proposed amendment to the Directors Plan and any other matters will be determined based upon the vote of the majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

      Shares represented by proxies that are marked “withhold authority” or “abstain” will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees nor a broker non-vote will affect the outcome of the election of directors or the approval of the 2004

Incentive Plan or amendment of the Directors Plan. Withholding authority to vote or a broker non-vote on the proposal to amend our Certificate of Incorporation will have the same effect as a vote against the proposal, since that proposal must be approved by a majority of our outstanding common stock.

      With respect to the approval of the 2004 Incentive Plan and amendment of the Directors Plan, brokers or other nominees who are New York Stock Exchange (NYSE) members will not have discretionary voting authority. As a result, if your shares are being voted by a broker or other nominee who is a NYSE member, then your shares will be voted in favor of (or against) the proposal only if you provide specific voting instructions to your broker or other nominee. Your failure to provide instructions will result in a broker non-vote.

      We will pay all expenses of the 2004 annual meeting, including the cost of soliciting proxies. We may reimburse people holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for their reasonable expenses in forwarding the proxy materials to their principals.

      Any shareholder returning a proxy may revoke that proxy at any time prior to the annual meeting by (a) giving written notice of revocation to Renal Care Group, (b) voting in person at the annual meeting, or (c) executing and delivering to Renal Care Group a proxy bearing a later date.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

      Our board of directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class II directors expires at the 2004 annual meeting. The current Class II directors are Joseph C. Hutts, Harry R. Jacobson, M.D. and Thomas A. Lowery, M.D. The nominating and governance committee of the board of directors has designated Joseph C. Hutts, Harry R. Jacobson, M.D. and Thomas A. Lowery, M.D. as the nominees for election as Class II directors at the 2004 annual meeting.

      The term of the Class III directors will expire at the 2005 annual meeting, and the term of the Class I directors will expire at the 2006 annual meeting. The term of a director in each class will be three years or until his or her successor is elected. The continuing Class I directors are Gary A. Brukardt, Stephen D. McMurray, M.D. and William V. Lapham, and the continuing Class III directors are Peter J. Grua, William P. Johnston and C. Thomas Smith.

      The nominees for election at the 2004 annual meeting have consented to be named as candidates in this proxy statement and to serve, if elected. We know of no reason why any nominee may be unwilling or unable to serve as a director. If any nominee is unwilling or unable to serve, the people named in the enclosed proxy will vote the shares represented by all valid proxies for such other person as the nominating and governance committee of our board of directors may recommend.

      Directors are elected by a plurality of the votes cast by the shares of common stock represented at the 2004 annual meeting. Therefore, the nominees for election as Class II directors who receive the greatest number of votes cast at the 2004 annual meeting will be elected as Class II directors. Unless the shareholder gives other instructions, the people named in the accompanying proxy will vote FOR Joseph C. Hutts, Harry R. Jacobson, M.D. and Thomas A. Lowery, M.D. as Class II directors.

      Information as to each nominee as a Class II director and the directors continuing as Class I directors and Class III directors follows:

Class II Directors — Nominees for Election at the 2004 Annual Meeting — Term Expiring at the 2007 Annual Meeting

     Joseph C. Hutts

     Age — 62

      Mr. Hutts has been a director since 1995. He currently serves as President and Chief Executive Officer of Surgis, Inc., a company that acquires, develops and operates outpatient surgery centers. He was Chairman of the Board, President and Chief Executive Officer of PhyCor, Inc., an operator of multi-specialty medical clinics, from 1988 until his resignation in 2000. Mr. Hutts was formerly with Hospital Corporation of America in various positions, the last of which was President, HCA Health Plans. From 1986 to 1988, Mr. Hutts was Vice Chairman and Chief Operating Officer of Equitable HCA Corporation, which did business as Equicor.

     Harry R. Jacobson, M.D.

     Age — 56

      Dr. Jacobson has been a director since 1995 and was Chairman of the Board of Directors from 1995 to 1997. He currently serves as Vice Chancellor for Health Affairs at Vanderbilt University Medical Center, a position he has held since 1997. He also currently serves as Professor of Medicine at Vanderbilt University Medical Center, a position he has held since 1985. Dr. Jacobson is a member of the Institute of Medicine of the National Academy of Sciences. Dr. Jacobson received a B.S. degree from the University of Illinois and his M.D. from the University of Illinois Abraham Lincoln School of Medicine. He completed his internal medicine training at Johns Hopkins Hospital and his nephrology training at Southwestern Medical School in Dallas, Texas. Dr. Jacobson is a member of the board of directors of Kinetic Concepts, Inc. and HealthGate Data Corp.

     Thomas A. Lowery, M.D.

     Age — 60

      Dr. Lowery has been a director since 1996. He is a kidney specialist trained at Baylor College of Medicine and the University of Alabama, Birmingham. He is the Director of the Renal Transplant Program of East Texas Medical Center in Tyler, Texas and is on the Board of the Southwest Transplant Alliance. Dr. Lowery was also a long-time member of the Executive Committee of the Southwest Organ Bank. In addition, he was the founder and remains a partner of Tyler Nephrology Associates, P.A. He has been with that group and its predecessors since 1979. Dr. Lowery was a founder of one of the companies included in the formation of Renal Care Group in February 1996.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS.

Current Directors Whose Terms Are Not Expiring at the 2004 Annual Meeting:

Class III Directors — Term Expiring at the 2005 Annual Meeting

     Peter J. Grua

     Age — 50

      Mr. Grua has been a director since January 2004. Mr. Grua is Managing Partner of HLM Venture Partners, based in Boston, Massachusetts. Before joining HLM in 1992, Mr. Grua was a Managing Director at the investment banking firm of Alex. Brown and Sons, Inc. from 1986 to 1992 where he directed health care services and managed care research. Prior to Alex. Brown, Mr. Grua was a research analyst at William Blair & Company and a strategy consultant at Booz Allen Hamilton. Currently, Mr. Grua serves on the board of directors of Health Care REIT, Inc. Mr. Grua received his undergraduate degree from Bowdoin College and his M.B.A. from Columbia University.

     William P. Johnston

     Age — 59

      Mr. Johnston has been a director since November 2002. He was named Chairman of the Board on March 20, 2003, following the death of Sam Brooks, one of our founders and our Chairman, Chief Executive Officer and President. Mr. Johnston was Managing Director of SunTrust Robinson Humphrey, the investment banking division of SunTrust Capital Markets, Inc., from August 2001 to December 2002. Previously, Mr. Johnston was Vice Chairman of SunTrust Equitable Securities Corporation, an investment banking affiliate of SunTrust Banks, Inc., from 1998 through 2001 where he was also Chief Executive Officer from 1998 through April 2000. From 1994 through 1998, he held the positions of Chief Executive Officer, Managing Director and member of the board of directors of Equitable Securities Corporation, an investment banking firm that was acquired by SunTrust Banks, Inc. in January 1998. He began his professional career practicing law at Waller Lansden Dortch & Davis.

     C. Thomas Smith

     Age — 65

      Mr. Smith has been a director since January 2004. He recently retired as President, Chief Executive Officer and a director of VHA, Inc., a position he held from 1991 until 2003. VHA is a hospital cooperative based in Irving, Texas, which has more than 2,200 members in 48 states, representing approximately one-quarter of U.S. community-owned hospitals. From 1977 through 1991, Mr. Smith was President and a Trustee of Yale-New Haven Hospital in New Haven, Connecticut. From 1987 to 1992, Mr. Smith served as a trustee of the American Hospital Association (AHA) and was Chairman of AHA in 1991. From 1994 to 1998, he was Chairman of the Board of The Jackson Hole Group, a strategic consulting forum, and from 1986 to 1999, he served on the board of directors of Genentech, Inc. Mr. Smith currently serves on the board of directors of InPatient Consultants Management, Inc., Kinetic Concepts, Inc. and Neoforma Inc. Mr. Smith holds a B.A. from Baylor University and a M.B.A. from the University of Chicago.

Class I Directors — Term Expiring at the 2006 Annual Meeting

     Gary A. Brukardt

     Age — 58

      Mr. Brukardt has been a director since May 2003. Mr. Brukardt was Executive Vice President and Chief Operating Officer of Renal Care Group from 1996 until he was elected President and Chief Executive Officer in April 2003. From 1991 to 1996, he served as Executive Vice President of Baptist Health Care Affiliates in Nashville, Tennessee, where he was responsible for the development and operation of physician practice management organizations and the management of four hospitals and 22 outpatient facilities. In addition, from 1991 to 1996, Mr. Brukardt served as Chairman and President of HealthNet Management, Inc., a managed care company. Mr. Brukardt received his B.A. at the University of Wisconsin at Oshkosh and his M.B.A. in International Management from the American Graduate School of International Management.

     Stephen D. McMurray, M.D.

     Age — 56

      Dr. McMurray has been a director since 1996. He graduated from Indiana University and Indiana University Medical Center. Dr. McMurray has been a practicing kidney specialist in Fort Wayne, Indiana, since 1977. Dr. McMurray is a member of Indiana Medical Associates, a 46-member multi-specialty physician practice group. He is a member of the board of the Renal Physicians Association, an organization representing kidney physicians in the United States. Dr. McMurray was also a founder of D.M.N. Professional Corporation, one of the companies included in the formation of Renal Care Group in February 1996.

     William V. Lapham

     Age — 65

      Mr. Lapham has been a director since 1999. He served as acting Chief Financial Officer of Uptons, a division of American Retail Group, from January 1999 to June 1999. From 1962 until his retirement in 1998, Mr. Lapham was associated with Ernst & Young LLP and its predecessors, serving as a partner for the last 26 years of his tenure. He was a member of Ernst & Young’s International Council for eight years ending in December 1997. Mr. Lapham is a director of LifePoint Hospitals, Inc., an operator of general, acute care hospitals in non-urban areas, and Avado Brands, Inc., a full-service, casual dining restaurant company. Mr. Lapham chairs the audit committees of both LifePoint Hospitals and Avado Brands. Mr. Lapham holds a B.B.A. from Texas Tech University and a M.B.A. from Ohio University.

Additional Information Concerning the Board of Directors

     Independence

      Following the 2004 annual meeting, provided that Mr. Hutts and Dr. Jacobson are reelected to the board, the board of directors has determined that a majority of the directors will be independent as required by the recently amended New York Stock Exchange listing requirements. The board has affirmatively determined that Messrs. Grua, Hutts, Lapham and Smith and Dr. Jacobson are independent within the meaning of the NYSE listing requirements, and the board has determined that none of them has a material relationship with Renal Care Group that would impair his independence from management or otherwise compromise his ability to act as an independent director.

     Committees

      The board of directors has established three committees, the nominating and governance committee, the audit and compliance committee and the compensation committee, each of which is composed solely of directors who are independent (as determined by our board of directors) for purposes of the NYSE listing requirements. The committees are described below.

      Nominating and Governance Committee. Renal Care Group’s nominating and governance committee is composed solely of independent directors and operates under a written charter that is available on our website at www.renalcaregroup.com (follow the “Investors” tab to Corporate Governance). This committee assists the board of directors in fulfilling its oversight responsibilities under the NYSE listing requirements and Delaware law. This committee is responsible for identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders in accordance with Delaware law and our Certificate of Incorporation and Bylaws. This committee is also responsible for identifying individuals qualified to serve as Chief Executive Officer and recommending CEO candidates to the full board of directors. This committee is also responsible for (1) adopting and evaluating our corporate governance guidelines and (2) periodically evaluating those guidelines for the purpose of suggesting appropriate improvements.

      The board of directors has adopted Corporate Governance Guidelines recommended by the nominating and governance committee. These guidelines are available on our website at www.renalcaregroup.com (follow the “Investors” tab to Corporate Governance). The nominating and governance committee is chaired by Dr. Jacobson and also includes Mr. Lapham and Mr. Smith. The nominating and governance committee has recommended the reelection of Mr. Hutts and Drs. Jacobson and Lowery at the 2004 annual meeting of shareholders.

      The nominating and governance committee evaluates candidates for the board of directors identified by its members, other board members, the company’s management and shareholders. The nominating and governance committee from time to time may also retain a third-party search firm to identify qualified candidates for membership on the board of directors. A shareholder who wishes to recommend a prospective nominee for consideration by the nominating and governance committee should follow the procedures set forth below under “Shareholder Proposals to be Presented at Next Annual Meeting.”

      Once the nominating and governance committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In evaluating a prospective nominee, the committee may consider, among other things, the following:

•	the ability of the prospective nominee to represent the interests of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise of the board of directors; and

•	the extent to which the prospective nominee helps the board of directors reflect the diversity of the company’s shareholders, associates and patients.

      After completing the evaluation, the nominating and governance committee makes a recommendation to the board of directors.

      Audit and Compliance Committee. The members of Renal Care Group’s audit and compliance committee are all financially literate and independent for purposes of audit committee membership under the NYSE listing requirements and rules of the Securities and Exchange Commission (SEC). The audit and compliance committee operates under a written charter that was included as an appendix to our proxy statement for the 2003 annual meeting of shareholders. The charter is also available on our website at www.renalcaregroup.com (follow the “Investors” tab to Corporate Governance). The audit and compliance committee engages the independent auditors, reviews the independence of the independent auditors, approves all audit and non-audit fees for services rendered by the independent auditors, approves the scope of the annual activities of the independent auditors and reviews audit results. This committee also reviews the accounting principles we use in financial reporting, our internal auditing procedures and the adequacy of our internal control procedures, all in conjunction with Renal Care Group’s independent auditor. The audit and compliance committee also oversees the activities of our internal compliance committee and program and receives reports from that committee and our Compliance Officer.

      In addition, the audit and compliance committee has established procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters. The committee has also established procedures for the confidential, anonymous submission by employees of Renal Care Group of concerns regarding questionable accounting and auditing matters. The audit and compliance committee is chaired by Mr. Lapham and also includes Mr. Hutts, Mr. Grua and Mr. Smith. The board of directors has determined that Mr. Lapham qualifies as an audit committee financial expert under SEC rules and also possesses accounting or related financial management expertise under the NYSE listing requirements.

      Compensation Committee. Renal Care Group’s compensation committee is composed solely of independent directors and operates under a written charter that is available on our website at www.renalcaregroup.com (follow the “Investors” tab to Corporate Governance). It is responsible for establishing salaries, bonuses and other compensation for our executive officers, including the Chief Executive Officer, and for administering Renal Care Group’s stock option plans. The compensation committee is chaired by Mr. Hutts and also includes Mr. Grua and Dr. Jacobson.

     Meetings

      During 2003, the board of directors held four regularly scheduled meetings and nine special meetings. In addition, during 2003, the compensation committee met four times; the audit and compliance committee met four times; and the nominating and governance committee met three times. In addition, the chairman of the audit and compliance committee and other committee members met by telephone conference call with management and our internal and independent auditors to review our quarterly results before we released those results to the public. Each director attended at least 75% of the total number of meetings held by the board and its committees on which he served.

      In addition, the non-management directors, Messrs. Grua, Hutts, Lapham and Smith and Drs. Jacobson and Lowery meet at regularly scheduled executive sessions without management. The independent directors under the NYSE listing requirements also meet separately in executive session at least once a year. The chairs of our nominating and governance committee, audit and compliance committee and compensation committee rotate serving as the presiding director at the executive sessions of our non-management directors and independent directors. Interested parties may send communications to the chair of any of our standing board committees or to the non-management directors as a group by writing to Non-Management Directors, c/o Secretary, Renal Care Group, Inc., 2525 West End Avenue, Suite 600, Nashville, Tennessee 37203.

     Communications with the Board of Directors

      Shareholders may send communications to the board of directors, or any individual member of the board, in accordance with the process discussed on our website at www.renalcaregroup.com (follow the “Investor” tab to Corporate Governance).

     Compensation of Directors

      Members of the board of directors who are employees of Renal Care Group do not receive any compensation for serving on the board of directors. In 2004, each non-employee member of the board will receive an annual retainer of $30,000, a fee of $5,000 for each meeting of the board he attends and a fee of $1,000 for each committee meeting he attends. In 2004, committee chairs will receive an additional annual fee of $5,000. In 2004, Mr. Johnston, as Chairman of the Board, will receive base compensation in the amount of $420,000. He will receive no additional per meeting fees. Mr. Johnston will be eligible for bonuses in the discretion of the board and stock option grants in the discretion of the compensation committee. Mr. Johnston was paid $292,308 during 2003 for his services as Chairman and was granted options to purchase 16,875 shares of common stock with an exercise price of $30.00 per share.

      All directors, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the board of directors or its committees.

      We maintain the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors to provide for grants of options to our non-employee directors. Currently, this plan provides for automatic grants to directors who are (1) not employees; (2) not the Chairman or Vice Chairman of the board of directors; and (3) not a party to, and whose medical practices are not a party to, a medical director agreement with Renal Care Group that is in force. This plan provides for an initial grant to each eligible director of 11,250 shares on the date such person first becomes a director and subsequent annual grants of options to purchase 5,625 shares of common stock following each annual meeting. The annual grants are made on the day following each annual meeting of shareholders. We propose to amend this plan at the 2004 annual meeting. The amendment is described in greater detail under Proposal 3.

PROPOSAL 2

APPROVAL OF THE RENAL CARE GROUP, INC.

2004 STOCK AND INCENTIVE COMPENSATION PLAN

2004 Incentive Plan

      On March 11, 2004, the board of directors adopted the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan, subject to approval by our shareholders. If our shareholders approve this proposal, we will reserve 4,500,000 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2004 Incentive Plan. If you approve this proposal, the 2004 Incentive Plan will be effective on the date of the 2004 annual meeting.

      A summary of the 2004 Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2004 Incentive Plan. The full text of the 2004 Incentive Plan is included in this proxy statement as Appendix A.

Summary of the Plan

      Purpose. The purpose of the 2004 Incentive Plan is to promote the interests of Renal Care Group and our shareholders by strengthening our ability to attract, motivate and retain employees and directors upon whose judgment, initiative and efforts our financial success and growth largely depend. The plan is also intended to provide additional incentives for employees, directors and consultants through stock ownership and other rights that promote and recognize our financial success and growth and create value for our shareholders.

      Permissible Awards. The 2004 Incentive Plan authorizes awards in any of the following forms:

•	options to purchase shares of common stock;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance awards payable in stock or cash;

•	cash-based awards; and

•	other stock-based awards.

      Deductibility under Section 162(m). Pursuant to Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four next most highly compensated executive officers. The 2004 Incentive Plan is designed to comply with Code Section 162(m) so that grants of options and stock appreciation rights under the plan, and other awards that are conditioned on performance goals set forth in the plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

      Shares Available for Awards. Subject to adjustment as provided in the 2004 Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the plan is 4,500,000. Except for shares retained to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan. Each share subject to a grant of a stock option or stock appreciation right will reduce the number of shares available for grant under the 2004 Incentive Plan by one share. Each share subject to a grant of other awards settled in stock (such as bonus stock or restricted stock awards) will reduce the number of shares available for grant by 1.62 shares.

      Limitations on Awards. All 4,500,000 shares authorized under the 2004 Incentive Plan may be issued in the form of stock options (whether as incentive stock options, which meet certain requirements under the tax code, or as nonqualified stock options). Unless the compensation committee determines that an award is not intended to qualify as a performance-based award that is exempt from Code Section 162(m), we will not grant, under the plan, more than the number of shares described below to any one participant in any year:

•	Options: no more than 1,000,0000 shares;

•	Stock Appreciation Rights: no more than 1,000,0000 shares;

•	Restricted Stock or Restricted Stock Units: no more than 500,0000 shares;

•	Performance Units or Performance Shares: no more than 500,0000 shares, or an amount equal to the value of 500,000 shares determined as of the date of vesting or payout, as applicable;

•	Cash-Based Awards: no more than $5,000,0000; and

•	Other Stock-Based Awards: no more than 500,0000 shares.

      Incentive Pool. In addition to the awards described above, the compensation committee may establish an incentive pool for the payment of cash awards to “covered employees” (our Chief Executive Officer and our four next most highly compensated executive officers), as well as people the committee believes may become “covered employees.” Awards granted under the incentive pool are intended to be exempt form Code Section 162(m), as described above. The total incentive pool for any year will be equal to the greater of:

•	5% of our net income for such year, or

•	2.5% of our income from operations, or

•	2.5% of our net cash provided by operating activities for such year.

      The compensation committee will designate the percentage for each covered employee at the beginning of each year. In no event will the incentive pool percentage for any one person exceed 40% of the total pool, and the sum of the percentages for all participants cannot exceed 100%.

Administration.

      The 2004 Incentive Plan will be administered by the compensation committee. The committee will have the authority to:

•	designate participants;

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions of the awards;

•	establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the 2004 Incentive Plan; and

•	make all other decisions and determinations that may be required under, or as it deems necessary or advisable to administer, the 2004 Incentive Plan.

The committee may delegate certain of its authority to grant awards to one or more of our officers, subject to restrictions under Delaware law.

Awards

      Stock Options. The compensation committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of stock options will be determined by the committee and may be, but is not required to be, based upon fair market value of the shares on the date of grant, a premium over fair market value or an index determined by the committee. No option will have a term in excess of ten years. If we adopt an accounting standard that requires the expensing of stock options, then the committee may substitute stock appreciation rights payable in stock for outstanding options.

      Stock Appreciation Rights. The committee may also grant stock appreciation rights payable in stock or cash. These provide the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right as determined by the Committee. The grant price of stock appreciation rights will be determined by the committee and may be, but is not required to be, based upon fair market value of the shares on the date of grant, a premium over fair market value or an index determined by the committee. No stock appreciation rights granted to participants inside the United States will have a term in excess of ten years.

      Restricted Stock Awards. The committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions that the committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

      Restricted Stock Unit Awards. The committee may also make awards of restricted stock units to a participant, which will be subject to restrictions on transferability and other restrictions that the committee may impose. Upon lapse of such restrictions, shares of common stock will be issued to the participant in settlement of the restricted stock units.

      Performance Awards. The committee may grant performance units and performance shares that are designated in shares of common stock (performance units) or in cash (performance shares). The committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

      Cash-Based Award and Other Stock-Based Awards. The committee may, subject to limitations under applicable law, grant to participants other cash-based awards and such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock that the committee deems to be consistent with the purposes of the plan. The committee may not award shares purely as a bonus unless they are granted in lieu of a bonus that otherwise would be paid in cash. The committee will determine the terms and conditions of any such awards.

      Performance Measures. The committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m), as described above. If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the company or an affiliate:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net revenue growth;

•	Net operating profit;

•	Return measures (including but not limited to, return on assets, capital, equity or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Customer satisfaction;

•	Working capital targets; and

•	EVA.

      The committee must establish any applicable goals prior to the beginning of the period for which such performance goal relates (or a later date if permitted under applicable tax regulations) and the committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the committee in each case that the performance goals and any other material conditions were satisfied.

      Limitations on Transfer; Beneficiaries. Unless otherwise provided in a participant’s award agreement or otherwise allowed by the committee, no award will be assignable or transferable by a participant other than by will or the laws of descent and distribution. A participant may, in the manner determined by the committee, designate a beneficiary to receive any distribution with respect to any award upon the participant’s death.

      Acceleration Upon Certain Events. Unless otherwise provided in a participant’s award agreement, if we experience a change of control and, within 24 months after the change of control, we terminate the participant’s employment without “cause” or the participant terminates his or her employment for “good reason,” then all of the participant’s unexercised awards will automatically vest, any restrictions on such awards will lapse and any performance conditions will be deemed to have been satisfied as if target performance had been attained as of the date of the change in control. In such an event, stock-based awards will be cashed out and paid within 30 days at the greater of (a) the highest closing price per share paid for the purchase of common stock in a national securities market during the 90 day period ending on the date of the change in control or (b) the fair market value of the common stock on the date of such termination. Any cash-based awards will be made to the participant within 30 days following the change in control. This acceleration and pay-out will also occur if a change in control results directly or indirectly in our common stock ceasing to be publicly traded in a national securities market.

      In addition, the committee has the discretion at any time to accelerate vesting of a participant’s awards.

      Unless otherwise provided in a participant’s award agreement, upon the participant’s termination of employment due to death, disability, or retirement, all of the participant’s awards will automatically vest, any restrictions on such awards will lapse, and any performance conditions will be deemed to have been satisfied as if target performance had been attained as of the date of termination.

Termination and Amendment

      The compensation committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would require shareholder approval under applicable law, regulation or stock exchange rule, then that amendment will be subject to shareholder approval. In addition, the board of directors or the committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

Certain Federal Tax Effects

      Non-qualified Stock Options. There will be no federal income tax consequences to the optionee or Renal Care Group upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will receive a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

      Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or Renal Care Group upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, then he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will receive a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

      Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will receive a corresponding deduction.

      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will receive a corresponding deduction. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will receive a corresponding deduction. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

      Restricted Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of common stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will receive a corresponding deduction.

      Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted. When the participant receives payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding deduction.

Benefits to Named Executive Officers and Others

      As of the date of the proxy statement, no awards had been granted or approved for grant under the 2004 Incentive Plan. Any awards under the 2004 Incentive Plan will be made at the discretion of the compensation committee. Consequently, we cannot determine, with respect to (1) our executive officers; (2) all current executive officers, as a group; (3) all non-executive directors, as a group; or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the 2004 Incentive Plan.

Reasons for Adopting the 2004 Incentive Plan

      We believe that we must grant equity-based awards to our key employees to attract, retain and motivate qualified employees and consultants. We often grant awards to new employees joining the company whether through recruiting efforts or acquisitions. Management believes that grants to new employees are an important tool, enhancing our ability to recruit employees, to acquire companies and to pursue our growth strategy, by aligning the interests of employees with those of our shareholders. In the past, we also granted options to physicians serving as medical directors of some of our facilities. Of the approximately 5,600,000 options currently outstanding under our existing stock option plans, medical directors hold approximately 1,350,000 options.

      There are currently approximately 1,200,000 shares available for grant under our existing stock incentive plans. We do not make grants under option plans of acquired companies.

      We believe it is important to make annual grants to current officers and employees that vest over a period of time, so that officers and employees have a continuing incentive to work to improve our performance. In addition, the board of directors believes it is important to have enough shares available to cover several years’

awards, so that the compensation committee can implement a consistent compensation program. We are, therefore, requesting 4,500,000 shares for the 2004 Incentive Plan. The board of directors and the compensation committee have expressed their intent that this number of shares, along with shares available for grant under our other plans, will satisfy regular grants for three years, absent unusual circumstances such as a major acquisition.

      To be able to continue to use stock-based incentives to attract new employees, to retain and provide incentives for existing employees and to align the incentives of employees of acquired companies with those of Renal Care Group’s shareholders, the board of directors recommends the adoption of the 2004 Incentive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE RENAL CARE GROUP, INC. 2004 STOCK AND INCENTIVE COMPENSATION PLAN

PROPOSAL 3

APPROVAL OF PROPOSED AMENDMENT TO THE

RENAL CARE GROUP, INC. 1996 STOCK OPTION PLAN
FOR OUTSIDE DIRECTORS

      We maintain the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors to provide for grants of options to our non-employee directors. The Directors Plan was adopted in 1996 when the board of directors and shareholders approved it. This plan currently provides for automatic grants to directors who are not:

•	employees;

•	the Chairman or Vice Chairman of the board of directors; and

•	a party to, or a member of a medical practice that is a party to, a medical director agreement with Renal Care Group.

      Under this plan, we make an initial grant of options to purchase 11,250 shares to each eligible director on the date the director first becomes a director. We make subsequent annual grants of options to purchase 5,625 shares of common stock following each annual meeting. The annual grants are made on the day following each annual meeting of shareholders. The option price for each option granted under the Directors Plan is the “Fair Market Value,” as that term is defined in the plan, of the shares of common stock subject to the option on the date the option is granted. All options granted under the Directors Plan are immediately exercisable, subject to securities law restrictions, and have a term of ten years.

      We propose to amend the Directors Plan to provide that options will be granted under it to all non-employee directors, including members of the board of directors who are also medical directors and the Chairman or Vice Chairman of the Board of Directors.

      A summary of the Directors Plan is set forth below. The summary is qualified by reference to the full text of the Directors Plan. We will provide a free copy of the Directors Plan to any shareholder upon written request to the Secretary, Renal Care Group, 2525 West End Avenue, Suite 600, Nashville, Tennessee 37203.

      The purpose of the Directors Plan is to promote the success and enhance the value of Renal Care Group by aligning the personal interests of our outside directors with the interests of the shareholders. As of March 31, 2004, there were five persons eligible to participate in the Directors Plan.

Administration

      The Directors Plan is administered by the compensation committee of the board of directors, or at the discretion of the board from time to time, by the board or another committee or subcommittee. The committee or subcommittee administering the Directors Plan (the committee) has the power, authority and discretion to:

•	establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the Directors Plan; and

•	make all other decisions and determinations that may be required under, or as it deems necessary or advisable to administer, the Directors Plan.

Awards

      The Directors Plan provides for fixed initial and annual grants of options to eligible directors. The options are nonqualified stock options and are evidenced by a written award agreement between the director and us. The exercise price of each option will be the closing market price of a share of the underlying common stock as of the date of the grant.

      No option granted under the Directors Plan is assignable or transferable by a participant other than by will or the laws of descent and distribution. However, the committee may (but need not) permit other transfers where the committee concludes that transferability (1) does not result in accelerated taxation, and (2) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A director may, in the manner determined by the committee, designate a beneficiary to exercise his or her rights and to receive any distribution with respect to any award upon his or her death.

Termination and Amendment

      The Directors Plan may not be amended or terminated without shareholder approval. No termination, amendment or modification of the Directors Plan may adversely affect any award previously granted under the Directors Plan, without the written consent of the participant.

Certain Federal Income Tax Effects

      Under present federal income tax regulations, there will not be federal income tax consequences to either Renal Care Group or the director when we grant a nonqualified stock option under the Directors Plan. However, when a director exercises an option, the director will realize ordinary income in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price, and we will receive a corresponding deduction. The gain, if any, realized on the director’s subsequent disposition of the common stock will be short-term or long-term capital gain, depending on the director’s holding period.

Benefits to Directors

      During 2003, we issued options to purchase 5,625 shares of common stock to each of Mr. Hutts, Mr. Lapham and Dr. Jacobson. We issued these options on June 12, 2003 with an exercise price of $34.89. In addition, in 2004 we issued options to purchase 11,250 shares of common stock to each of Mr. Grua and Mr. Smith. We issued these options on January 5, 2004 with an exercise price of $41.88.

      Whether or not the shareholders approve the proposed amendments to the Directors Plan, on the day after the annual meeting, we will grant each of Mr. Grua, Mr. Hutts, Dr. Jacobson, Mr. Lapham and Mr. Smith an option to purchase 5,625 shares of common stock, with an exercise price equal to the closing price of a share of our common stock on the New York Stock Exchange on that day. If the shareholders approve the amendment to the Directors Plan, on the day after the annual meeting, we will also grant Dr. McMurray and Dr. Lowery an option to purchase 5,625 shares of common stock with the same exercise price. We will make similar grants each year. Since Mr. Johnston and Mr. Brukardt are employees, they will not receive awards under the Directors Plan but may receive awards under our other option plans.

Reason for Amendment of the Directors Plan

      We believe that we must continue to align the interests of outside directors with those of our shareholders. We believe that the limitations on grants to the Chairman, Vice Chairman and medical directors were appropriate for Renal Care Group when the Directors Plan was adopted in 1996. At that time, we believed that any Chairman or Vice Chairman would be adequately compensated for his or her efforts through other means such as compensation as an officer or employee or ownership of a significant amount of our common stock.

      Following the death of Sam A. Brooks, our prior Chairman and Chief Executive Officer, the board of directors determined to separate the roles of Chairman and Chief Executive Officer. The board of directors appointed a Chairman separate from the Chief Executive Officer primarily to assist the board in more efficiently and effectively providing oversight to management so it will continue to act in the long-term best interests of the company and its shareholders. We believe that if the positions of Chairman and Chief Executive Officer are separate and if the Chairman or Vice Chairman is not an employee, then it is necessary for the Chairman (or Vice Chairman) to remain an independent representative of the board in dealing with management on the shareholders’ behalf. We also believe that if there is a Vice Chairman at a time when the positions of Chairman and Chief Executive Officer are held by the same person, then it is appropriate for the Vice Chairman to remain an independent representative of the board in dealing with management on the board’s behalf and to receive options under the Directors Plan.

      Further, we believed that compensation paid to board members who were medical directors, coupled with stock they received when the company was formed, would adequately compensate these board members. Recent changes in corporate governance have increased the demands on all board members’ time. As a result, we believe it is appropriate to compensate all board members for their service including directors who are also medical directors. Therefore, the board of directors recommends the approval of the amendment described above to the 1996 Stock Option Plan for Outside Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE RENAL CARE GROUP, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Securities Authorized for Issuance under Equity Compensation Plans

      This table gives information as of December 31, 2003 about the securities authorized for issuance under our existing equity compensation plans.

Number of Shares
Remaining Available
	Number of Shares to	Weighted-Average	For Future Issuance
	be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
	and Rights	Rights	In Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by shareholders	5,646,000	$26.50	1,242,000
Equity compensation plans not approved by
shareholders(2)	353,000	$12.86	—

Total	5,999,000	$25.70	1,242,000

(1)	Renal Care Group currently has three option plans that were assumed in connection with a merger, acquisition or other transaction. The first such plan was adopted by Renal Disease Management by Physicians, Inc. (RDM) in 1997, and there are approximately 9,000 options issued and outstanding with a weighted average exercise price of $19.65 per share. The second plan was adopted by Dialysis Centers of America, Inc. (DCA) in 1995, and there are approximately 16,000 options issued and outstanding at a weighted average exercise price of $25.58. The third plan was adopted in 1994, and there are approximately 8,000 options issued and outstanding under such plan to purchase shares at a weighted average exercise price of $3.33.

(2)	These options were issued outside of our existing stock options plans to certain employees, officers, directors and other key persons. These options vest over various periods up to five years and have a term of ten years from the date of issuance.

PROPOSAL 4

PROPOSED AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED COMMON STOCK

      Our board of directors has unanimously adopted a resolution proposing that the number of authorized shares of common stock be increased from 90,000,000 to 150,000,000, subject to approval of our shareholders. The relative rights and limitations of the common stock would remain unchanged under the amendment. Our common stock does not have preemptive rights.

      As of the Record Date, there were 44,471,840 shares of common stock outstanding and 9,676,200 shares of treasury stock. Approximately 7,200,000 shares of common stock were reserved for issuance under our various stock option plans, plans of certain acquired companies and outstanding freestanding options. Thus, as of April 12, 2004, there were approximately 28,700,000 authorized shares of common stock unissued and not reserved for issuance. Furthermore, if the shareholders approve Proposal 2, 4,500,000 shares of common stock will be reserved under the 2004 Incentive Plan, reducing the authorized shares of common stock unissued and not reserved for issuance to approximately 24,200,000. In addition, our Shareholder Protection Rights Agreement could, in some events, require the issuance of additional shares of common stock.

      At noted above, we recently announced a three-for-two stock split in the form of a stock dividend to shareholders of record as of May 7, 2004. After this stock split, we will have, effectively, no authorized stock that is not reserved for issuance upon the exercise of outstanding options, and we will either reissue treasury stock or retire treasury stock to satisfy some stock options.

      We believe that increasing the number of authorized shares will provide several long-term advantages to us and our shareholders. The proposed increase will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with possible future transactions approved by the board of directors, such as mergers, acquisitions, financings, stock splits and stock dividends. We believe that the availability of the additional shares of common stock for purposes like these without delay and without a special shareholders’ meeting (except as may be required by applicable law or regulatory authorities or by the rules of the New York Stock Exchange or any stock exchange on which our securities may then be listed), will be beneficial to us. Having additional authorized shares will give us flexibility to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of common stock will also enable us to act promptly when the board of directors determines that the issuance of additional shares is advisable.

      We have no specific plans or proposals to use any additional authorized shares. We regularly review and evaluate acquisition candidates as part of our growth strategy and are at various stages of evaluation, discussion or negotiation with a number of such candidates, but we are not a party to any definitive agreement or letter of intent regarding any material acquisition.

      The proposed increase in the number of authorized shares of common stock could have a number of effects on our shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that we could issue additional shares (within the limits imposed by applicable law or New York Stock Exchange rules) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Our existing Shareholder Protection Rights Agreement would require such an issuance under certain circum-

stances. Similarly, the issuance of additional shares to persons allied with our management could make it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause the removal of management.

      Shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Additional issuances of common stock could also affect the market price of the common stock.

      The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to adopt the proposed amendment to Article IV of our Certificate of Incorporation. The board of directors believes that it is in the best interests of the company to approve the proposed increase in the authorized common stock. If the proposal is adopted, the amended portion of Article IV of our Certificate of Incorporation will read as follows:

“ARTICLE IV

CAPITAL STOCK

Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 160,000,000. The authorized capital stock is divided into 10,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”), and 150,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”).”

      The only changes in Article IV that will be made as a result of the proposal are the changes to the two numbers set forth in bold face type above. Presently, our Certificate of Incorporation provides that the aggregate number of all classes which we may issue is 100,000,000 of which 90,000,000 are shares of common stock. All other portions of Article IV will remain unchanged, including the authorization of 10,000,000 shares of preferred stock, the preferences of which may be designated by the board. In connection with our Shareholder Protection Rights Agreement, the board has designated 400,000 shares as Series A Junior Participating Preferred Stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE

SECURITY OWNERSHIP OF DIRECTORS,

OFFICERS AND PRINCIPAL SHAREHOLDERS

      The following table sets forth the number of shares of common stock held beneficially, directly or indirectly, as of the Record Date by (a) each shareholder that we know owns more than 5% of our outstanding common stock, (b) each director of Renal Care Group, (c) our Named Executive Officers, and (d) all of our directors and executive officers as a group, together with the percentage of the outstanding shares of common stock which such ownership represents.

COMMON STOCK

	Beneficial Ownership(1)

Name	Number	Percent

FMR Corp.(2)	6,751,314	15.2
Gary A. Brukardt(3)	412,333	*
Peter J. Grua(4)	12,250	*
Joseph C. Hutts(5)	12,250	*
Harry R. Jacobson, M.D.(6)	386,256	*
William P. Johnston(7)	38,806	*
William V. Lapham(8)	34,350	*
Thomas A. Lowery, M.D.	76,598	*
Stephen D. McMurray, M.D.(9)	34,692	*
C. Thomas Smith(10)	11,250	*
David M. Dill(11)	58,124	*
Raymond M. Hakim, M.D., Ph.D.(12)	361,753	*
Timothy P. Martin(13)	791	*
Douglas B. Chappell(14)	32,834	*
R. Dirk Allison	0	*
Estate of Sam A. Brooks, Jr.	0	*
All executive officers and directors as a group (13 persons)	1,472,287	3.2

*	Less than 1% of the outstanding common stock.

(1)	Information relating to the beneficial ownership of common stock by the above individuals is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Includes shares owned by various individual and institutional investors for which FMR Corp. serves as investment adviser with power to direct investments and/or sole power to vote the indicated shares. For purposes of the reporting requirements of the Exchange Act, FMR Corp. is deemed to be a beneficial owner of such shares; however, FMR Corp. expressly disclaims that it is, in fact, the beneficial owner of such shares. This information is based solely on the Schedule 13G filed by FMR Corp. with the SEC in February 2004.

(3)	Includes 407,750 shares of common stock that may be acquired upon exercise of options. Does not include 375,000 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(4)	Includes 11,250 shares of common stock that may be acquired upon exercise of options.

(5)	Includes 11,250 shares of common stock that may be acquired upon exercise of options.

(6)	Includes 91,250 shares of common stock that may be acquired upon exercise of options.

(7)	Includes 28,125 shares of common stock that may be acquired upon exercise of options

(8)	Includes 33,750 shares of common stock that may be acquired upon exercise of options. Does not include 500 shares of common stock held by his spouse.

(9)	Does not include 3,500 shares of common stock that may be acquired upon exercise of options that are held by his spouse.

(10)	Includes 11,250 shares of common stock that may be acquired upon exercise of options.

(11)	Includes 56,250 shares of common stock that may be acquired upon exercise of options. Does not include 168,750 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(12)	Includes 317,500 shares of common stock that may be acquired upon exercise of options and 26,667 shares of restricted stock. Does not include 295,000 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(13)	Does not include 171,250 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

(14)	Includes 26,250 shares of common stock that may be acquired upon exercise of options. Does not include 96,250 shares of common stock that may be acquired upon exercise of options that are not exercisable within 60 days.

MANAGEMENT

      The names, titles and biographies of our executive officers are set forth below. Biographical information concerning Gary A. Brukardt, who is also a director, is set forth under Proposal 1 in this proxy statement.

Name	Age	Position

Gary A. Brukardt	58	President and Chief Executive Officer
Raymond M. Hakim, M.D., Ph.D.	59	Executive Vice President and Chief Medical Officer
David M. Dill	35	Executive Vice President and Chief Financial Officer
Timothy P. Martin	46	Executive Vice President, Operations
Douglas B. Chappell	42	Senior Vice President, General Counsel and Secretary

      Dr. Hakim has been our Executive Vice President and Chief Medical Officer since 1995. He has published extensively on the adequacy of dialysis and the clinical aspects of biocompatibility. From 1992 to 1995, Dr. Hakim served as Medical Director for the Vanderbilt Dialysis Program. He served as a member of the Medical Board of Vanderbilt University Medical Center in 1992, as Chairman of the Ambulatory Services Committee of Vanderbilt University Medical Center in 1990 and 1991, and as Director, Clinical Nephrology of Vanderbilt University Medical Center from 1987 to 1991. He received his M.S. from Rensselaer Polytechnic Institute, his Ph.D. from Massachusetts Institute of Technology and his M.D. from McGill University. Dr. Hakim performed his residency at Royal Victoria Hospital and his renal fellowship at Brigham and Women’s Hospital.

      Mr. Dill has been our Executive Vice President and Chief Financial Officer since November 2003. Mr. Dill has served in various finance and accounting roles since he joined the company in 1996. Immediately before he was promoted to be Executive Vice President and Chief Financial Officer, Mr. Dill was our Senior Vice President, Finance. Prior to joining Renal Care Group in 1996, Mr. Dill was an accountant with Deloitte & Touche LLP. Mr. Dill is a certified public accountant and holds a B.S. in accounting from Murray State University.

      Timothy P. Martin was appointed Executive Vice President, Operations in November 2003. From 1997 until November 2003, Mr. Martin served in various operational positions; most recently he was our Senior Vice President East Group and had operational responsibilities for our University Program, and our MidAmerica and East Regions. Prior to joining Renal Care Group in 1997, Mr. Martin was a Vice President for Comprehensive Healthcare of Ohio, a hospital holding company affiliated with the Cleveland Clinic Foundation. He began his business career in operations with Continental Cablevision. He holds a B.A. in political science and a M.B.A. from Case Western Reserve University’s Weatherhead School of Business Management.

      Mr. Chappell has been our Senior Vice President, Secretary and General Counsel since 1998. Before he joined the company in 1998, Mr. Chappell practiced law at Alston & Bird LLP from 1994 until 1998 and from 1988 until 1992. At Alston & Bird he specialized in corporate and securities law and mergers and acquisitions. From 1992 until 1994, Mr. Chappell was Senior Counsel at Policy Management Systems Corporation, a NYSE-listed provider of computer software and information services to the insurance industry. Mr. Chappell received his A.B. from Duke University and his J.D. from the University of Texas.

Employment Agreements

      We have entered into employment agreements with Mr. Brukardt, Mr. Chappell, Mr. Dill, Dr. Hakim and Mr. Martin, as well as some other key associates. The term of the employment agreement for Mr. Brukardt commenced on April 28, 2003; the term of Mr. Chappell’s commenced on January 1, 2004; the term of Mr. Dill’s commenced on November 3, 2003; the term of Dr. Hakim’s commenced on December 15, 2003; and the term of Mr. Martin’s commenced on November 30, 2003. Each of these employment agreements has a term of three years with successive one-year renewal terms. Each of these employment agreements contains restrictive covenants that prohibit the officer from competing with Renal Care Group for one year after the end of the employment term, unless the employment agreement is terminated following a change in control.

      The annual salaries of the executive officers as set forth in the employment agreements are $550,000, $270,000, $275,000, $400,000 and $300,000 for Mr. Brukardt, Mr. Chappell, Mr. Dill, Dr. Hakim and Mr. Martin, respectively. These salaries are subject to adjustment by the compensation committee. Each executive officer is eligible under his employment agreement for bonuses at the sole discretion of the compensation committee.

      The employment agreements also provide for severance of (i) salary for 12 months if the officer is terminated without cause; (ii) salary for one month if the officer is terminated for cause; (iii) salary (plus target bonus) for 36 months if the officer is terminated within 12 months of a change in control of Renal Care Group either (A) without cause or (B) by resignation of the officer as a result of declining to accept reassignment to a job that is not the equivalent of his then current position; or (iv) salary (plus target bonus) for 24 months if the officer resigns 12 months after a change in control. If any of the executive officers receives severance that would result in the imposition of excise tax under Section 4999 of the Code, then he will be entitled to the amount described above plus a gross-up payment, if necessary, to reimburse him for any such excise tax plus all federal, state and local income and excise taxes imposed on the gross-up payment. In addition, following a change in control, if any of the above officers resigns for any reason or is terminated without cause, the non-competition covenants set forth in his employment agreement will become null and void.

      Prior to his death, Mr. Brooks was a party to an employment agreement with the company that had substantially similar terms to those of the other executive officers. The company also adopted a defined benefit plan for Mr. Brooks in 2003. That defined benefit plan is discussed below.

      Prior to his resignation, Mr. Allison was also a party to an employment agreement with the company that had substantially similar terms to those of the other executive officers. Upon his resignation, Mr. Allison received a severance payment of $540,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the annual salaries paid to our executive officers for the fiscal years ended December 31, 2001, 2002 and 2003, if the officer was an executive officer during any part of the year. We refer to Mr. Brooks, Mr. Allison, Mr. Brukardt, Mr. Chappell, Mr. Dill, Dr. Hakim, and Mr. Martin in this proxy statement as the “Named Executive Officers.” The Named Executive Officers include Mr. Brooks, who was our Chairman, Chief Executive Officer and President until his death on March 20, 2003, and Mr. Allison, our former Chief Financial Officer, who resigned that position effective November 3, 2003 and was not an executive officer as of December 31, 2003.

				Long-Term Compensation

					Securities
		Annual Compensation		Restricted	Underlying
				Stock	Options/	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	SARs	Compensation

Sam A. Brooks	2003	$175,000	$992,000	$—	0	$22,489	(2)
Former Chairman of the Board,	2002	650,000	579,000	—	250,000	34,023	(2)
President and Chief Executive	2001	600,000	352,500	560,200 (1)	105,000	20,968	(2)
Officer
Gary A. Brukardt	2003	501,000	461,250	—	200,000	19,096	(2)
President and Chief Executive	2002	410,000	241,800	—	150,000	9,174	(2)
Officer	2001	380,000	142,500	—	62,500	9,174	(2)
Douglas B. Chappell	2003	253,606	118,125	—	50,000	529	(2)
Senior Vice President, General	2002	—	—	—	—	—
Counsel and Secretary	2001	—	—	—	—	—
David M. Dill	2003	240,137	85,625	—	130,000	420	(2)
Executive Vice President and	2002	—	—	—	—	—
Chief Financial Officer	2001	—	—	—	—	—
Raymond M. Hakim, M.D., Ph.D.	2003	389,231	433,000	1,096,280 (3)	120,000	3,074	(2)
Executive Vice President and	2002	360,000	221,000	—	150,000	3,074	(2)
Chief Medical Officer	2001	330,000	148,750	—	62,500	—
Timothy P. Martin	2003	246,448	141,000	—	130,000	—
Executive Vice President,	2002	—	—	—	—	—
Operations	2001	—	—	—	—	—
R. Dirk Allison	2003	332,539	371,250	—	120,000	541,574	(4)
Former Executive Vice President,	2002	330,000	183,000	—	150,000	1,574	(2)
Chief Financial Officer, and	2001	286,539	93,750	—	62,500	1,574	(2)
Treasurer

(1)	Mr. Brooks was granted a restricted stock award of 20,000 shares on August 2, 2001. The value in the table is based on a closing price of $28.01 on that date. The award contains restrictions that lapsed on the date of his death.

(2)	The amounts represent premiums we paid in respect of life insurance policies and financial and estate planning services for the benefit of each Named Executive Officer.

(3)	Dr. Hakim was granted a restricted stock award of 26,667 shares on December 15, 2003. The value in the table is based on a closing price of $41.11 per share on that date. The value of the restricted shares as of December 31, 2003 was $1,098,680. The award contains restrictions that lapse as to one-third of the shares on December 15 in each of 2004, 2005 and 2006. Dividends, if any, will be paid on this restricted stock.

(4)	Includes (A) a retention/severance payment of $540,000, and (B) $1,574 in premiums we paid in respect of a life insurance policy for the benefit of Mr. Allison.

Option Grants in 2003

      The following table is a summary of all stock options granted to the Named Executive Officers during the year ended December 31, 2003. Individual grants are listed separately for each Named Executive Officer. In addition, this table shows the potential gain that could be realized if the price of the common stock were to appreciate at an annual rate of either 5% or 10% over the option term.

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise or		Option Term(2)
	Options	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year	($/share)	Date	5%	10%

Gary A. Brukardt	200,000	10.4	$30.00	4/28/13	3,773,368	9,562,455
Douglas B. Chappell	50,000	2.6	34.65	8/6/13	1,089,560	2,761,159
David M. Dill	30,000	1.6	34.65	8/6/13	653,735	1,656,695
	100,000	5.2	37.81	11/6/13	2,377,851	6,025,940
Raymond M. Hakim,
M.D., Ph.D.	120,000	6.2	34.65	8/6/13	2,614,944	6,626,781
Timothy P. Martin	30,000	1.6	34.65	8/6/13	653,735	1,656,695
	100,000	5.2	37.81	11/6/13	2,377,851	6,025,940
R. Dirk Allison	120,000	6.2	34.65	8/6/13	2,614,944	6,626,781

(1)	Options vest as to 25% of the shares one year after the date of grant and an additional 25% on each successive anniversary date.

(2)	The potential realizable value through the expiration date of the options has been determined on the basis of the market price per share at the time of grant compounded annually over the term of the option, net of the exercise price. These values have been determined based upon assumed rates of appreciation mandated by the Securities and Exchange Commission and are not intended to forecast the possible future appreciation, if any, of the price or value of the common stock.

Aggregated Option Exercises In 2003 And Year-End Values

      Set forth below is information with respect to exercises of options by the Named Executive Officers during 2003 pursuant to Renal Care Group’s stock incentive plans, and information with respect to unexercised options held by the Named Executive Officers as of December 31, 2003.

			Number of Securities
			Underlying		Value of Unexercised
	Number of		Unexercised Options		In-the-Money Options
	Shares		Held at December 31, 2003		at December 31, 2003(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Sam A. Brooks(3)	900,016	$10,147,424	0	0	$0	$0
Gary A. Brukardt	93,750	2,162,063	407,750	375,000	8,025,717	4,882,438
Douglas B. Chappell	32,500	737,995	26,250	96,250	416,013	1,048,183
David M. Dill	0	0	56,250	168,750	1,183,553	1,143,618
Raymond M. Hakim, M.D., Ph.D.	95,000	2,236,093	365,000	295,000	7,673,563	3,428,438
Timothy P. Martin	47,500	746,776	0	171,250	0	1,176,568
R. Dirk Allison	119,375	1,916,750	0	0	0	0

(1)	These amounts represent the market value of the underlying common stock on the date of exercise, less the applicable exercise price.

(2)	The market value of the common stock on the New York Stock Exchange was $41.20 per share as of December 31, 2003.

(3)	Includes options exercised and amounts received by Mr. Brooks’ estate after his death.

Defined Benefit Plan

      In January 2004, the board of directors approved a retirement benefit plan for Mr. Brooks, our former Chairman, Chief Executive Officer and President. The plan provides that the company will make 120 monthly payments of approximately $54,000 to Mr. Brooks or his estate beginning on his death or retirement. Mr. Brooks died in March 2003, and we made the first payment under this plan in May 2003. The plan also provides that the company will maintain health coverage for Mr. Brooks’ surviving spouse for ten years.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

      This report is submitted by the compensation committee at the direction of the board of directors. It provides information about the compensation and benefits provided to our Chief Executive Officer and other executive officers. The compensation committee is responsible for all decisions regarding compensation for our executive officers. The compensation committee is composed of three independent directors. Because the committee believes that each executive officer has the potential to affect both our short-term and long-term profitability, the committee places considerable importance on the task of creating and implementing our executive compensation program.

      Our executive compensation program is focused on shareholder value, our overall performance, the effect of the executive’s performance on our success and the individual performance of the particular executive.

Compensation Philosophy

      The committee’s philosophy is to integrate the compensation of our executive officers with corporate performance. The committee’s objectives are to measure executive performance against short-term and long-term goals, reward performance and recognize individual initiative and achievements. The committee is also focused on assisting the company in attracting, motivating and retaining qualified executives, while aligning the incentives of management with the interests of shareholders. In administering the compensation policies and programs used by the committee and endorsed by the board of directors, the committee:

•	recommends total compensation of executive officers in relation to our performance;

•	aligns compensation amounts with comparable levels paid to executive officers of companies comparable to us in size and performance; and

•	provides cash bonuses based upon a percentage of annual salary to motivate and retain highly-qualified executive officers.

      The compensation committee considers and approves all grants of stock options and restricted stock. Our compensation program currently consists of base salary and annual incentive compensation in the form of cash bonuses and options. In 2003, the committee reviewed, with the assistance of outside consultants, our executive compensation relative to executive compensation of peer groups. Because our compensation plan involves incentives that are contingent upon our performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below the compensation of similarly situated officers of competitors. The committee reviews each element of executive compensation annually. The key components of our executive compensation program are described below.

Base Salary

      The compensation committee reviews and approves an annual salary plan for our executive officers. In 2003, the salary plan was developed by the chairman of the compensation committee with input from compensation consultants. The committee then reviewed the plan with our new Chairman of the Board and our new Chief Executive Officer. The committee reviewed reports from independent compensation consultants and considered other subjective factors in determining the salary plans for 2003. The committee’s goal was to place base compensation at or near the median of peer group companies with bonus compensation and option incentives that could, if we perform well, result in total compensation at or near the 75th percentile of peer group companies.

      Among the factors the committee considered in determining base salary were the executive officer’s responsibilities, the scope of the position, length of service, corporate and individual performance and salaries paid by other health care services companies to officers in similar positions. The committee then integrated these factors with other relevant factors, including our net income, earnings per share, return on invested capital and growth.

Bonuses

      The compensation committee believes that a significant portion of the total cash compensation for executive officers should be based on achievement of specific criteria, including earnings per share, clinical performance and individual performance. Executive officers receive a cash bonus based on a percentage of annual base salary, if the company and the executive officer meet annual performance targets. The performance targets are established and communicated at the beginning of each year. The committee includes clinical performance targets and individual performance targets with earnings-based targets to determine bonuses for the executive officers. The committee believes our long-term success depends not only on earnings per share performance but also on keeping our patients healthy and on having the executive officers take responsibility for meeting their personal goals, both of which may not translate directly into improved financial performance during a particular year. In 2003, the target bonus for the Chief Executive Officer was 100% of base salary; the target bonus for each of the executive vice presidents was 75% of base salary; and the target bonus for Mr. Chappell was 50% of base salary. Maximum bonuses for executive officers in 2003 could have been as much as 150% of base salary in the case of the Chief Executive Officer, 112.5% for executive vice presidents and 75% for Mr. Chappell. As a result, a significant part of each executive’s cash compensation package is at risk based on his and our performance.

Long-Term Component, Stock Incentive Plans

      To date, we have relied primarily upon stock option and restricted stock awards to provide long-term incentives for executives, align executives’ incentives more closely with the interests of shareholders and to allow us to keep the level of base compensation at or near the median for the industry. The compensation committee continues to believe that stock options and restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management. Our stock incentive plans permit us to issue stock options and restricted stock awards to officers, key employees, and consultants. Subject to general limits prescribed by the stock incentive plans, the compensation committee has the authority to determine the individuals to whom stock options and restricted stock awards are granted, the terms of the options and restricted stock awards, and the number of shares subject to each option or restricted stock award.

      The size of any particular stock option or restricted stock award is generally based upon the individual executive’s position and performance during the related evaluation period. With respect to stock options, because the exercise price of the options is the market price of a share of our common stock on the date of grant and the options generally vest over a period of time, employees benefit only if the value of our common stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the committee works to align the financial interests of management with those of our shareholders. For this reason, we use stock options as our principal long-term incentive program.

      Executive officers may also participate in our Employee Stock Purchase Plan. Executive officers participate in the stock purchase plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. All contributions to the stock purchase plan are made or invested in Renal Care Group’s common stock. These features are intended to align the employees’ and shareholders’ long-term financial interests more closely.

Chief Executive Officer Compensation

      The compensation committee’s basis for compensation of Mr. Brukardt, during his tenure as our Chief Executive Officer during 2003, was based on the compensation philosophy discussed above. Mr. Brukardt participated in the same executive compensation plans available to the other executive officers. In 2003, the committee set Mr. Brukardt’s base salary at $550,000 after he was named Chief Executive Officer. The compensation committee also approved options to purchase 200,000 shares of common stock for Mr. Brukardt when he was named Chief Executive Officer. The compensation levels established for Mr. Brukardt were in response to the board’s and the committee’s assessments of our performance and accomplishments in 2003, as well as Mr. Brukardt’s position and the nature of his responsibilities and contributions. The committee considered Mr. Brukardt’s performance in terms of the company’s success in meeting performance targets, from both an operational and a financial standpoint, and in developing and executing our strategic plan.

      The compensation committee’s basis for compensation of Mr. Brooks during his tenure as our Chief Executive Officer in 2003, was based on the compensation philosophy discussed above. Mr. Brooks’ base salary had been established in 2002 and was continued, and the bonus he received in 2003 related to our performance in 2002. The committee, following consultation with a compensation consultant, recommended that the board approve the defined benefit plan for Mr. Brooks. The committee made this recommendation in light of the substantial contribution Mr. Brooks had made to the founding and success of the company as well as the fact that we did not have an executive retirement plan. The committee reviewed the practices of other companies in our peer group and determined that such a benefit was appropriate for Mr. Brooks.

Federal Income Tax Deductibility Limitations

      The compensation committee intends to work to structure future compensation so that executive compensation paid by Renal Care Group is fully deductible in accordance with Section 162(m) of the Internal Revenue Code. One of the features of the 2004 Incentive Plan discussed above, is a cash incentive provision that would make bonuses granted under it deductible for Section 162(m) purposes. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Summary

      The compensation committee believes that the company’s mix of base salaries, variable cash incentives and the potential for equity ownership is an appropriate balance that serves to motivate the management team to produce strong returns for our shareholders over the long term. The committee also believes this program strikes an appropriate balance between our interests and needs in operating the business and appropriate rewards based on shareholder value.

Submitted by the Compensation Committee

Joseph C. Hutts, Chairman
Peter J. Grua
Harry R. Jacobson, M.D.

SHAREHOLDER RETURN

PERFORMANCE GRAPH

      The graph below shows the comparative performance of our common stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The graph compares the percentage change of cumulative total shareholder return on our common stock with (1) the Standard & Poor’s 500 Composite Index and (2) the Nasdaq Health Services Stocks, SIC Codes 8000-8099. The graph begins on January 1, 1999. For purposes of preparing the graph, we assumed that an investment of $100 was made on January 1, 1999 in each of our common stock, the S&P 500 Composite Index and the Nasdaq Health Services Stocks and that all dividends, if any, were reinvested at the time they were paid.

      The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the common stock.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for Renal Care Group, Inc.

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003

Renal Care Group, Inc.	100.0	81.1	95.2	111.4	109.8	143.0
S&P 500 Stocks	100.0	121.1	110.3	97.3	75.8	97.5
Nasdaq Health Services Stocks SIC 8000 — 8099 US & Foreign	100.0	80.4	110.4	119.4	102.9	157.3

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

      The report of the compensation committee and the performance graph do not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report or performance graph by reference in any of those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Members of the compensation committee during 2003 were Mr. Hutts, Mr. Lapham and Dr. Jacobson.

      Dr. Jacobson currently serves as Vice Chancellor of Health Affairs at Vanderbilt University Medical Center. We are a party to two Dialysis Center Management Agreements with Vanderbilt University Medical Center (VUMC) pursuant to which we manage VUMC’s outpatient dialysis centers. Each agreement has a one-year term that is automatically renewed each year unless either party cancels the agreement at least 90 days prior to the end of the current term. We received approximately $805,000 pursuant to these agreements for the year ended December 31, 2003.

AUDIT AND COMPLIANCE COMMITTEE REPORT

      The audit and compliance committee of the board of directors oversees our financial reporting process on behalf of the board. The committee operates under a written charter adopted by the board of directors in 1999 and amended in March 2003. This report reviews the actions taken by the audit and compliance committee with regard to our financial reporting process during 2003, particularly with regard to our audited consolidated financial statements as of December 31, 2002 and 2003 and for the years ended December 31, 2001, 2002 and 2003.

      All members of the audit and compliance committee are independent, as that term is defined by NYSE listing requirements and the SEC’s rules, and the board has determined that Mr. Lapham is a financial expert for purposes of the NYSE listing requirements and the SEC’s rules under the Sarbanes-Oxley Act of 2002. None of the members is or has been an officer or employee of Renal Care Group or any of our subsidiaries, and none of them has engaged in any business transaction or has any business or family relationship with Renal Care Group or any of our subsidiaries or affiliates that would cause that member not to be considered independent.

      Management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on those financial statements. The audit and compliance committee monitors and oversees these processes and selects the accountants to serve as our independent auditor for the coming year.

      The audit and compliance committee has implemented procedures to guide its activities during the course of each fiscal year. These procedures are designed to allow the committee to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under its charter. To carry out its responsibilities, the committee met four times during 2003. In addition, the committee’s chairman and other committee members met with management, our internal and independent auditors prior to the release of quarterly financial information.

      In fulfilling its oversight responsibilities, in March 2004, the committee met with management and the independent auditor to review the audited financial statements to be included in Renal Care Group’s annual report on Form 10-K for 2003. This review included a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, the identification and application of significant accounting policies and the clarity of disclosures in the financial statements. The audit and compliance committee also reviewed with our independent auditor its judgments as to the quality (rather than just the acceptability) of our accounting principles, the identification and application of significant accounting policies and the other matters that are required to be discussed with the committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The audit and compliance committee obtained a formal written statement from our independent auditor that described all relationships between us and the auditor that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed with the independent auditor any relationships that may have an impact on the independent auditor’s objectivity and independence, and the committee determined that the independent auditor is independent. The committee also considered whether the provision of other non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

      Additionally, the committee discussed the overall scope and plan for audits with our internal and independent auditors. The committee met with our internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the audit and compliance committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for 2003 for filing with the SEC. The audit and compliance committee also resolved to retain Ernst & Young as Renal Care Group’s independent auditor for 2004.

Submitted by the audit and compliance committee:

William V. Lapham, Chairman
Joseph C. Hutts
Peter J. Grua
C. Thomas Smith

      The report of the audit and compliance committee does not constitute “soliciting material” and should not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any of those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Medical Director Arrangements

      Dr. Lowery is a partner in Tyler Nephrology Associates, P.A., a practice group currently consisting of eight nephrologists. Renal Care Group entered into a Medical Director Agreement with that practice group effective as of February 12, 2003. The Medical Director Agreement has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $532,000 subject to agreed adjustments. During 2003, Renal Care Group paid Tyler Nephrology Associates, P.A. a total of $701,622 under this agreement.

      Dr. McMurray is a member of Indiana Dialysis Management, a division of Indiana Medical Associates, a 46-member multi-specialty practice group. Renal Care Group entered into a Medical Director Agreement dated February 12, 1996 with the predecessor of that practice group. The Medical Director Agreement has a term of seven years with successive renewal terms of three years each and provides for medical director fees of $326,000 subject to agreed adjustments. During 2003, Renal Care Group paid Indiana Dialysis Management a total of $620,000 under this agreement.

      We believe that each of the foregoing agreements was obtained on terms no less favorable to the company than could be obtained from unaffiliated third parties. The terms of each Medical Director Agreement were determined by arm’s-length negotiations between Renal Care Group and the practices, with the member of the board of directors taking no part in Renal Care Group’s review or negotiation of the relationship.

Consulting Services

      Renal Care Group entered into an Independent Contractor Agreement with Dr. McMurray, dated November 20, 1997, pursuant to which Dr. McMurray receives $12,000 per month in connection with services provided to the company. Dr. McMurray received $144,000 under this agreement during 2003.

      Barbara McMurray, Dr. McMurray’s spouse, is an employee of Renal Care Group, serving as Vice President, Operations Development. In 2003, Ms. McMurray received a base salary of $150,734 plus bonuses of $50,888.

Relationship with Indiana Dialysis Management

      Renal Care Group and Indiana Dialysis Management formed two joint ventures in 2001, each of which owns and operates one dialysis center in or near Fort Wayne, Indiana. Indiana Dialysis Management owns a 30% interest in one of the joint ventures and 40% in the other. The agreements for these joint ventures require all members of the joint venture to contribute in cash their share of all capital (including working capital) to operate the business and provide for distributions out of net cash flow strictly in accordance with the members’ interests. During 2001, Indiana Dialysis Management contributed $380,000 to the capital of one of these two joint ventures and $351,493 to the capital of the other. During 2003, the members of these joint ventures received distributions equal to $90,000. The formation of these joint ventures was reviewed by the audit and compliance committee and was approved by the full board of directors, with Dr. McMurray not taking part in the deliberations.

Leases of Real Property

      Dr. Lowery owns a 25% interest in real property and improvements that we lease and use in the operation of two of our dialysis centers, one located in Carthage and the other in Tyler, Texas. Each lease is a triple net lease with rent payable at $12.00 per square foot per year. The Tyler lease requires a gross payment of $20,092 per month, and the Carthage lease requires a gross payment of $2,479 per month. Each lease has an initial term of ten years with two additional five-year renewal options. The amount of rent is subject to a consumer price index adjustment after the initial five-year period. During 2003, Renal Care Group paid approximately $260,660 in rent under these leases net of amounts attributable to subleases.

      We believe that the foregoing leases were obtained on terms no less favorable than could be obtained from unaffiliated third parties.

Company Policy

      Our policy is that transactions with affiliates must be reviewed by the audit and compliance committee and approved by a majority of the disinterested members of the board of directors and that the transactions will be made on terms no less favorable to Renal Care Group than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, our directors, executive officers and any person holding more than 10% percent of our common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and the New York Stock Exchange. SEC regulations require these persons to furnish copies of these reports to us. Specific due dates for these reports have been established, and Renal Care Group must report any failure to make required filings in 2003 in this proxy statement. Based solely on a review of the reports furnished to us or written representations from the company’s directors, officers and ten percent beneficial owners, all of these reporting requirements were satisfied with the exception of the following: Form 4 filed by each of Messrs. Hutts and Lapham and Dr. Jacobson in connection with the grant of options to purchase 5,625 shares of common stock to each of them; Form 4 filed by Dr. McMurray in connection with the company’s grant of options to purchase 15,000 shares of common stock to his spouse, the exercise of options to purchase 22,500 shares of common stock by his spouse and the sale of 5,000 shares of common stock by Dr. McMurray; Form 4 filed William P. Johnston in connection with the grant of options to purchase 16,875 shares of common stock; and Form 4 filed by Timothy P. Martin in connection with the exercise of options to purchase 16,250 shares of common stock.

AUDITORS

      Ernst & Young has served as Renal Care Group’s independent auditors since the company’s inception and has been selected to serve in that capacity for the fiscal year ended December 31, 2004. A representative of Ernst & Young will attend the 2004 annual meeting to respond to questions from shareholders and to make a statement if necessary.

Audit Fees

      The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the company’s annual financial statements for the fiscal year ended December 31, 2004, and the reviews of the financial statements included in the company’s quarterly reports on Form 10-Q during the fiscal years ended December 31, 2002 and December 31, 2003 were $254,498 and $308,000, respectively.

Audit-Related Fees

      The aggregate fees billed by Ernst & Young in fiscal 2002 and 2003 for audit-related services were $142,801 and $108,000, respectively. These audit-related fees were for reviews of our internal controls as they are maintained using the computer systems that support our financial reporting system.

Tax Fees

      The aggregate fees billed by Ernst & Young for tax-related services in fiscal 2002 were $775,245. Of this amount, $531,045 related to tax compliance services (principally the preparation and review of tax returns and assistance in responding to audits and reviews by taxing authorities) and $244,200 related primarily to assistance with federal, state and local tax planning advice. The aggregate fees billed by Ernst & Young for tax-related services in fiscal 2003 were $812,000. Of this amount, $622,000 related to tax compliance services

(principally the preparation and review of tax returns and assistance in audits and reviews by taxing authorities) and $190,000 related primarily to assistance with federal, state and local tax planning advice.

All Other Fees

      The were no fees billed by Ernst & Young for professional services rendered during the fiscal years ended December 31, 2002 or December 31, 2003, other than those described above under the captions Audit Fees, Audit-Related Fees and Tax Fees.

Audit Committee Review

      Our audit and compliance committee has reviewed the services rendered and the fees billed by Ernst & Young for the fiscal year ended December 31, 2003. The audit and compliance committee determined that the services rendered and the fees billed last year that were not related to the audit of our financial statements are compatible with the independence of Ernst & Young as our independent auditors. Our audit committee approves all fees to be paid for audit and non-audit services of Ernst & Young prior to engagement.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Shareholders wishing to submit a proposal pursuant to Rule 14a-8 of the Exchange Act for action at our 2005 annual meeting of shareholders and to have such proposal included in our proxy materials relating to that meeting, must deliver their proposals to us at our principal offices not later than December 30, 2004. Additional legal requirements under Rule 14a-8 apply to any inclusion of shareholder proposals in our proxy materials. Under our bylaws, any shareholder who intends to present a proposal outside of Rule 14a-8 for action at the 2004 annual meeting must file a copy of the proposal with our Secretary at least 60 days before the meeting. However, if we give less than 70 days notice or prior public disclosure of the date of the meeting to shareholders, then notice by the shareholder will be considered timely if we receive it not later than the close of business on the 19th day following the day on which such notice of the date or public disclosure was made. Any notice of a shareholder proposal should be sent to Secretary, Renal Care Group, 2525 West End Avenue, Suite 600, Nashville, Tennessee 37203.

ANNUAL REPORTS

      Renal Care Group’s 2003 Annual Report to shareholders is being mailed to shareholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

      SHAREHOLDERS MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SEC, FREE OF CHARGE, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, RENAL CARE GROUP, INC., 2525 WEST END AVENUE, SUITE 600, NASHVILLE, TENNESSEE 37203 AND MAY ALSO OBTAIN A COPY AT OUR WEBSITE AT WWW.RENALCAREGROUP.COM.

OTHER MATTERS

      Management knows of no other matters to be presented and acted upon at the annual meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the shareholders should properly come before the 2004 annual meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

APPENDIX A

RENAL CARE GROUP, INC.

2004 Stock and Incentive

Compensation Plan

Effective                     , 2004

i

Renal Care Group, Inc.

2004 Stock and Incentive Compensation Plan

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

      1.1 Establishment.  Renal Care Group, Inc., a Delaware corporation (the “Company”), establishes an incentive compensation plan to be known as the 2004 Stock and Incentive Compensation Plan (the “Plan”), on the terms set forth in this document.

      The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.

      The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

      1.2 Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals and for Third-Party Service Providers through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

      1.3 Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, or (b) the Effective Date.

ARTICLE 2.

DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

      2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

      2.2 “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

      2.3 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

      2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.6 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

      2.7 “Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

      2.8 “Cause” means:

(a) The Participant’s willful and continued failure to substantially perform his duties with the Company, its Parent, and/or its Subsidiaries (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant willfully failed to substantially perform his duties, and after the Participant has failed to resume substantial performance of his duties on a continuous basis within thirty (30) calendar days of receiving such demand;

(b) The Participant willfully engaging in conduct (other than conduct covered under (a) above) which is demonstrably and materially injurious to the Company, its Parent, and/or its Subsidiaries, monetarily or otherwise; or

(c) The Participant’s conviction of a felony.

      2.9 “Change of Control” means any of the following events:

(a) The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.9, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of twenty–five percent (25%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, its Parent, and/or its Subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.9(c);

(b) Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, or consolidation to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than seventy-five percent (75%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of Directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.9) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purpose hereunder.

      2.10 “Change in Control Price” means the highest closing price per Share paid for the purchase of a Share on a national securities market during the ninety (90) day period ending on the date the Change in Control occurs.

      2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      2.12 “Committee” means the Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

      2.13 “Company” means Renal Care Group, Inc., a Delaware corporation, and any successor thereto as provided in Article 21 herein.

      2.14 “Covered Employee” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “Covered Employee” of the Company within the meaning of Code Section 162(m); provided, however, that the term “Covered Employee” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “Covered Employee” with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “Covered Employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid..

      2.15 “Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

      2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

      2.17 “Disability” mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

      2.18 “Effective Date” has the meaning set forth in Section 1.1.

      2.19 “Employee” means any employee of the Company, its Parent, and/or Subsidiaries.

      2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.21 “Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report on Form 10-K.

      2.22 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

      2.23 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, which Award is settled by the issuance of Shares.

      2.24 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

      2.25 “Good Reason” means a termination by the Participant due to a reduction in base pay or a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area.

      2.26 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

      2.27 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

      2.28 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

      2.29 “Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

      2.30 “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

      2.31 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

      2.32 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

      2.33 “Operating Earnings” means earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

      2.34 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

      2.35 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.36 “Option Term” means the period of time an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

      2.37 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

      2.38 “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For ISOs, the term shall have the meaning as set forth in Code Section 424(e).

      2.39 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

      2.40 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

      2.41 “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

      2.42 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

      2.43 “Performance Share” means an Award granted to a Participant, as described in Article 9.

      2.44 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

      2.45 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

      2.46 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

      2.47 “Plan” means the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan, as it may hereinafter be amended and/or restated.

      2.48 “Plan Year” means the calendar year.

      2.49 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

      2.50 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

      2.51 “Retirement” means a Participant’s termination of employment with the Company, Parent, or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

      2.52 “Share” means a share of common stock of the Company, $0.01 par value per share.

      2.53 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

      2.54 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

      2.55 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

      2.56 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, its Parent, and/or its Subsidiaries that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3.

ADMINISTRATION

      3.1 General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

      3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 19, adopting modifications. subplans, and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Parent, and/or its Subsidiaries operate.

      3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, its Parent, and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees (including any officers of the Company) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 4,500,000 Shares.

(b) To the extent that a Share is issued pursuant to the grant or exercise of a Full-Value Award, it shall reduce the Share Authorization by 1.62 Shares; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full-Value Award, it shall reduce the Share Authorization by one (1) Share.

(c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs and NQSOs shall be:

(i) 4,500,000 Shares that may be issued pursuant to Awards in the form of ISOs; and

(ii) 4,500,000 Shares that may be issued pursuant to Awards in the form of NQSOs.

      4.2 Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued (or used to satisfy an applicable tax withholding obligation). Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan (other than Shares used to satisfy an applicable tax withholding obligation). The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

      4.3 Annual Award Limits for Covered Employees.  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options: The maximum aggregate number of Shares subject to Options, granted in any one (1) Plan Year to any one (1) Participant shall be one million (1,000,000) Shares.

(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights, granted in any one (1) Plan Year to any one (1) Participant shall be one million (1,000,000) Shares.

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one (1) Plan Year to any one (1) Participant shall be five hundred thousand (500,000) Shares.

(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one (1) Plan Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one (1) Participant in any one (1) Plan Year may not exceed five million ($5,000,000) dollars, as applicable.

(f) Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited in any one (1) Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 12.

(g) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be five hundred thousand (500,000) Shares.

      4.4 Adjustments in Authorized Shares.  In the event of any corporate event or transaction after March 11, 2004 (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

      The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees or ISOs, the adjustments will be prescribed in a form that meets the requirements of Code Section 162(m) and 422 respectively.

      Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility.  Individuals eligible to participate in this Plan include key Employees, Directors, and Third-Party Service Providers.

      5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6.

STOCK OPTIONS

      6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent or Subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder).

      6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

      6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

      6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

      6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market; (c) by a combination of (a) and (b); or (d) any other method acceptable under applicable law which is approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

      Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment if required (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

      6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky, state, or foreign securities laws applicable to such Shares.

      6.8 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, the Options, which become exercisable as provided in Section 6.5 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the Option Term by reason of death, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the Option Term.

(b) If a Participant’s employment terminates during the Option Term by reason of Disability, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(c) If a Participant’s employment terminates during the Option Term by reason of Retirement, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(d) If a Participant’s employment terminates during the Option Term due to dismissal by the Company for Cause, the Options terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(f) If the Participant continues employment with the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

      6.9 Transferability of Options.

(a) Incentive Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

      6.10 Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

      6.11. Substituting SARs.  In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Share SARs are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

      6.12 Dividend Equivalents.  At the discretion of the Committee, Participants holding Options may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

      7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

      Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include, but not be limited to, a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee in its sole discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

      7.2 SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.3 Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

      7.4 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      7.5. Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. Also, the Tandem SAR may only be transferred when the tandem ISO is transferable.

      7.6 Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

      7.7 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, the SARs, which become exercisable as provided in Sections 7.4 and 7.5 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the SAR term by reason of death, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the SAR term.

(b) If a Participant’s employment terminates during the SAR term by reason of Disability, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(c) If a Participant’s employment terminates during the SAR term by reason of Retirement, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(d) If a Participant’s employment terminates during the SAR term due to dismissal by the Company for Cause, the SARs terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the SAR term for any other reason, the SARs terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the SAR term.

(f) If the Participant continues employment with the Company through the SARs term, the SARs terminate and have no force or effect upon the expiration of the SAR term.

      7.8 Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

      7.9 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and subject to such conditions as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

      8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

      8.3 Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the

Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

      8.4 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

      Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

      8.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Renal Care Group, Inc.”

      8.6 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      8.7 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, upon termination of employment due to death, Disability, or Retirement, all restrictions on such Restricted Stock or Restricted Stock Units shall terminate. In the event a Participant’s employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Parent, and/or its Subsidiaries, or voluntary termination by the Participant, all of the unvested Shares of Restricted Stock and Restricted Stock Units a Participant holds at the time of such termination shall be forfeited to the Company.

      8.8 Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.

PERFORMANCE UNITS/ PERFORMANCE SHARES

      9.1 Grant of Performance Units/ Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

      9.2 Value of Performance Units/ Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant.

      9.3 Earning of Performance Units/ Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/ Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      9.4 Form and Timing of Payment of Performance Units/ Performance Shares.  Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      9.5 Termination of Employment.  Unless otherwise provided in a Participant’s Award Agreement, upon termination of employment due to death, Disability, or Retirement, any Performance Units and/or Performance Shares shall become payable on a pro rata basis assuming the performance goals have been achieved at target. The proration shall be determined as a function of the length of time within the Performance Period that has elapsed prior to termination of employment. In the event a Participant’s employment terminates for any other reason including, but not limited to, termination with or without Cause by the Company, its Parent, and/or its Subsidiaries, or voluntary termination by the Participant, any Performance Units and/or Performance Shares a Participant holds at the time of such termination shall be forfeited.

      9.6 Nontransferability.  Except as otherwise provided in Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units/ Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 10.

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

      10.1 Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

      10.2 Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine; provided, however, the Committee may not award Shares purely as a bonus unless such Shares are granted in lieu of a bonus that would otherwise be paid or payable in cash by the Company. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      10.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals at its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

      10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

      10.5 Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Parent, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      10.6 Nontransferability.  Except as otherwise determined by the Committee, Cash-Based Awards and Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11.

PERFORMANCE MEASURES

      11.1 Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Customer satisfaction;

(o) Working capital targets; and

(p) EVA®.

      Any Performance Measure(s) may be used to measure the performance of the Company, its Parent, and/or its Subsidiaries as a whole or any business unit of the Company, its Parent, and/or its Subsidiaries or any combination thereof, as the Committee may deem appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

      11.2 Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      11.3 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

      11.4 Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

COVERED EMPLOYEE ANNUAL INCENTIVE AWARD

      12.1 Establishment of Incentive Pool.  The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) five percent (5%) of the Company’s Net Income for the Plan Year, (ii) two and one-half percent (2.5%) of the Company’s Operating Earnings for the Plan Year, or (iii) two and one-half percent (2.5%) of the Company’s Cash Flow for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool, and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

      12.2 Determination of Covered Employees’ Portions.  As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

ARTICLE 13.

NONEMPLOYEE DIRECTOR AWARDS

      13.1 Authority of Director Committee.  Subject to the provisions of the Plan, the Committee shall have the full and final authority to grant Awards to Directors, and the terms and conditions of any grant to any such Director shall be set forth in an Award Agreement. This Section 13 sets forth special provisions that, unless otherwise provided in an Award Agreement, shall be applicable to Awards granted to Directors under the Plan.

      13.2 Aggregate Limit.  Awards in respect of no more than five hundred thousand (500,000) Shares shall be granted to Directors under the Plan.

      13.3 Individual Limit.  Grants of Awards to any Director in any calendar year shall not be made in respect of more than twenty-five thousand (25,000) Shares.

ARTICLE 14.

DIVIDEND EQUIVALENTS

      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 15.

BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 16.

DEFERRALS

      The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance

Units, Cash-Based Awards, Covered Employee Annual Incentive Award, or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 17.

RIGHTS OF PARTICIPANTS

      17.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Parent, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Parent, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Parent, and/or its Subsidiaries.

      17.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      17.3 Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 18.

CORPORATE TRANSACTION

      18.1 Change of Control of the Company.  Upon the occurrence of a Change of Control, unless otherwise provided in Section 18.2 or specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable upon termination of a Participant’s employment with the Company, its Parent and/or its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason; additionally all Options and SARs shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value of a Share on the date of such Termination, and such value shall be paid to the Participant in cash by the Company within 30 days of such termination of employment by the Company;

(b) Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse upon termination of a Participant’s employment with the Company, its Parent and/or its Subsidiaries within two (2) years following a Change in Control if such termination is by the Company without Cause or by the Participant for Good Reason; additionally all Restricted Stock or Restricted Stock Units shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value of a Share on the date of such Termination, and such value shall be paid to the Participant in cash by the Company within thirty (30) days of such termination of employment;

(c) The incentive pool used to determine Covered Employee Annual Incentive Awards shall be based on the Net Income, Operating Earnings, or Cash Flow of the Plan Year immediately preceding the year of the Change of Control, or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change of Control;

(d) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance

Shares, shall be deemed to have been earned based on targeted performance being attained as of the effective date of the Change of Control;

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out on a pro rata basis with the pro rata amount determined based on the time that has elapsed between the start of the Performance Period and the Change in Control date. Payment shall be made to the Participant within thirty (30) days following the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash;

(ii) Awards denominated in cash shall be paid on a pro rata basis with the pro rata amount determined based on the time that has elapsed between the start of the Performance Period and the Change in Control date. Payment shall be made in cash to the Participant within thirty (30) days following the effective date of the Change of Control;

(e) Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, the Committee shall pay out all Cash-Based Awards and any restrictions on Other Stock-Based Awards shall lapse; and

(f) Notwithstanding Section 18.1(a) or any other provision herein to the contrary, if a Participant’s employment is terminated for any reason except Cause on or after the date, if any, on which the Company’s shareholders approve a transaction constituting a Change of Control pursuant to Section 2.9(d), but prior to the consummation thereof, the Participant shall be treated solely for the purposes of the Plan as continuing in the Company’s employment until the occurrence of the Change in Control and to have been terminated immediately thereafter.

      18.2 Automatic Acceleration and Cash-Out.  Upon a Change in Control that results directly or indirectly in the Shares (or the shares of any successor to the Company received in exchange for the Shares) ceasing to be publicly traded in a national securities market, (i) all unvested Options or SARs shall automatically become one hundred percent (100%) vested, any Period of Restriction or restriction on Restricted Stock or Restricted Stock Units shall lapse, and all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control; (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any such Awards after such date, and in no circumstance shall an Award be forfeited on or after such date, and (iii) all such Awards shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participant in cash by the Company or its successor.

      18.3 Amendment, Suspension, or Termination of the Plan.  Upon a Change in Control, no action, including, without limitation, the amendment, suspension, or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

      18.4 Acceleration Upon Certain Events not Constituting a Change in Control.  In the event of the occurrence of any circumstance, transaction, or event not constituting a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Exchange Act, the Committee may in its sole discretion declare all outstanding Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

      18.5 Acceleration for any Other Reason.  Regardless of whether an event has occurred as described in Section 18.1 or 18.4 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Awards shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 18.5.

      18.6 Effect of Acceleration.  If an Award is accelerated under Sections 18.4 or 18.5, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Shares, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

ARTICLE 19.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

      19.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, except as may be permitted by Section 6.11 or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

      19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      19.3 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 20.

WITHHOLDING

      20.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      20.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 21.

SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 22.

GENERAL PROVISIONS

      22.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, its Parent, and/or its Subsidiaries, violation of material Company, its Parent, and/or its Subsidiaries policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Parent, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

      22.2 Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      22.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      22.4 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      22.5 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      22.6 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      22.7 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      22.8 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

      22.9 Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any national stock exchange.

      22.10 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Parent, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Parent, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, its Parent, and/or its Subsidiaries, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Parent, and/or its Subsidiaries, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

      22.11 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      22.12 Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, its Parent’s, and/or its Subsidiaries’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

      22.13 Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

      22.14 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s, its Parent’s, and/or its Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, its Parent, and/or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

      22.15 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Tennessee, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Tennessee, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

      22.16 Indemnification.  Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action take or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

RENAL CARE GROUP, INC.
This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Gary A. Brukardt and David M. Dill as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of Renal Care Group, Inc. held of record by the undersigned on April 12, 2004, at the 2004 Annual Meeting of Shareholders to be held on June 9, 2004.

     The Board of Directors recommends a vote “FOR” all of the following proposals:

1.	ELECTION OF DIRECTORS

☐	FOR the nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Joseph C. Hutts, Harry R. Jacobson, M.D. and Thomas A. Lowery, M.D. as Class II Directors)

2.	PROPOSAL TO: approve the Renal Care Group, Inc. 2004 Stock and Incentive Compensation Plan;

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. 1996 Stock Option Plan for Outside Directors to allow the grant of options to directors who are medical directors and the Chairman or Vice Chairman of the Board of Directors, if such director is not also an employee of the Company;

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

(Continued and to be dated and signed on reverse side)

4.	PROPOSAL TO: approve an amendment to the Renal Care Group, Inc. Certificate of Incorporation to increase the number of authorized shares of its $0.01 par value common stock from 90,000,000 shares to 150,000,000 shares; and

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS LISTED ABOVE AND FOR PROPOSALS 2, 3, AND 4 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:	, 2004

Signature

Signature if held jointly